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                                 EXHIBIT 23(C)



                   CONSENT OF HACKER, JOHNSON, COHEN & GRIEB





                             ACCOUNTANTS' CONSENT



The Board of Directors
Colonial BancGroup, and

The Board of Directors
Fort Brooke Bancorporation:

We consent to the use of our report dated February 9, 1996, relating to the Consolidated Financial Statements as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 of Fort Brooke Bank and subsidiary and to the use of our name under the caption of "Experts", both in the Form S-4 Joint Proxy Statement and Prospectus of Colonial BancGroup and Fort Brooke Bancorporation.




/S/ HACKER, JOHNSON, COHEN & GRIEB
HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
January 23, 1997